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                            SCHEDULE 14C INFORMATION


                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:
                     [ ] Preliminary Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))
                      [X] Definitive Information Statement

                                 HYDROFLO, INC.
                                 --------------
                (Name of registrant as Specified in its Charter)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:. . . . . ..

(2) Aggregate number of securities to which transaction applies:. . . . . . . .

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): . . . . . . . . . . . . . . . .

(4) Proposed maximum aggregate value of transaction: . . . .

(5) Total fee paid: . . . . . . . . . . . . . . . . . . . . . .

[ ] Fee paid previously by written preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: . . . . . . . . . . . . . . . . . .

(2) Form, Schedule or Registration Statement No.:. . . . . .

(3) Filing Party:. . . . . . . . . . . . . . . . . . . . . . . .

(4) Date Filed:. . . . . . . . . . . . . . . . . . . . . . . . .


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                                 HYDROFLO, INC.
                               3721 Junction Blvd.
                          Raleigh, North Carolina 27603
                                 (919) 772-9925

                          ---------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MARCH 1, 2004
                          ---------------------------

Dear Shareholders:

A special meeting of shareholders of HYDROFLO, INC., a North Carolina corporation (the "Company"), will be held on March 1, 2004 at 10:00 a.m. local time, at 3721 Junction Blvd., Raleigh, North Carolina 27603 for the following purposes:

1.       To consider and vote upon a proposal to amend the Company's Articles of
         Incorporation:

         a. To increase the authorized capital stock of the Company to 505 million shares, of which 500 million shares will relate to Common Stock and 5 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

         b. To permit action upon the written consent of less than all shareholders of the Company, pursuant to the North Carolina Statute.

2. To approve the Company's sale of common stock at prices below net asset value per share.

3. To approve the issuance of 596,750 warrants and 2,022,000 options to purchase shares of the Company's common stock.

4. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on February 10, 2004 will be entitled to receive this Information Statement and notice of the special meeting or any adjournment or postponement thereof. Principal shareholders who, as of the record date, will collectively hold in excess of 50% of the company's 16,069,550 outstanding shares entitled to vote on the proposal have indicated that they will vote in favor of the proposal. As a result, the proposal should be approved without the affirmative vote of any other shareholders of the company. This action is expected to be taken as soon as practical from the mailing of this information statement.

By Order of the Board of Directors,

                                        /S/Dennis L. Mast
                                           Dennis L. Mast
                                        Director and Chief Executive Officer
                                        Raleigh, NC
                                        January 28, 2004

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                                 HYDROFLO, INC.
                               3721 JUNCTION BLVD.
                          RALEIGH, NORTH CAROLINA 27603
                              INFORMATION STATEMENT
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MARCH 1, 2004
                                  INTRODUCTION

This Information Statement is being furnished to the shareholders of Hydroflo, Inc., a North Carolina corporation (the "Company"), to inform them of a special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") will be held on March 1, 2004 at 3721 Junction Blvd., Raleigh, North Carolina 27603 at 10:00 a.m. local time. Only shareholders of record at the close of business on February 10 (the "Record Date") will be entitled to receive this Information Statement and to vote at the Special Meeting. This Information Statement and the Notice of Special Meeting are first being mailed to the Company's shareholders on or about February 11.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company will be asked:

1.       To consider and vote upon a proposal to amend the Company's Articles of
         Incorporation:

         a. To increase the authorized capital stock of the Company to 505 million shares, of which 500 million shares will relate to Common Stock and 5 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

         b. To permit action upon the written consent of less than all shareholders of the Company, pursuant to the Nevada Revised Statute. and

2. To approve the Company's sale of common stock at prices below net asset value per share and

3. To approve the issuance of 596,750 warrants and 2,022,000 options to purchase shares of the Company's common stock. Dennis L. Mast (the Chief Executive Officer), controls 13,460,000 shares (83.8%) of the Company's issued and outstanding shares of Common Stock and intends to vote to approve the proposal described in this Information Statement. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.


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The Company's principal executive offices are located at 3721 Junction Blvd.,
Raleigh, North Carolina 27603.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


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                       INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposal, is attached to this Information Statement as Exhibit A.

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to 505 million, 500 million of which will relate to Common Stock and 5 million of which will relate to preferred stock. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or preferred stock.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The newly authorized preferred stock will have voting and other rights as determined by the Board of Directors. No Dissenters' Rights:
Pursuant to the NRS, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.


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AMENDMENT OF ARTICLES OF INCORPORATION TO PERMIT ACTION UPON WRITTEN CONSENT

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to permit action upon the written consent of less than all shareholders of the Company, pursuant to the NRS. The Board of Directors believes that this amendment is in the best interest of the Company because it will reduce the time and expense associated with proxy solicitations.

Effect: This amendment will have the practical effect of permitting the Company to approve, in most instances, actions requiring shareholder consent. The Company will continue to be subject to the reporting obligations of the Securities Exchange Act of 1934, including distribution of an information statement in instances where a full proxy solicitation is not required. No Dissenters' Rights: Pursuant to the NRS, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

APPROVE THE COMPANY'S SALE OF COMMON STOCK AT PRICES BELOW NET ASSET VALUE PER SHARE

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to sell stock at prices below net asset value. The Board of Directors believes that this is in the Company's best interest as it may be necessary, at some point in the future, to sell stock in order to raise capital for acquisitions or to finance operations. Shareholder approval is being sought to sell stock even in the event the stock prices falls below the net asset value per share.

Effect: There is not immediate effect of this action. The Company's liabilities currently exceed its assets, resulting in a negative net asset value per share. As it is impossible to sell stock at a negative value, the Company is not in a position to take the action contemplated herein. In the event the Company should obtain a positive net asset value in the future, and the stock price of the Company is less than or equal to the net asset value, the Board of Directors would be authorized to sell stock at a price below net asset value per share. If such action were taken, the result would be immediate dilution to existing shareholders and a further erosion on the net asset value per share.

No Dissenters' Rights: Pursuant to the NRS, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

APPROVE THE ISSUANCE OF 596,750 WARRANTS AND 2,022,000 OPTIONS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK

Purpose: The Board of Directors has approved the issuance of 596,000 warrants and 2,022,000 options to purchase shares of the Company's common stock. Of the warrants issued, 506,250 are exercisable at $0.22 per share and expire in 2007, and 90,500 are exercisable at $2.00 per share and expire in 2009. None of the warrants are held by affiliates of the Company. All of the options issued have an exercise price of $0.22 per share and are exercisable in annual traunches of 337,500 shares, with the last traunche expiring in 2011. The options are all held by the Company's Chief Operating Officer and were issued as part of a compensation package.

Effect: There is no immediate effect from this action. If and when the holders of the warrants and options choose to exercise their rights, the immediate effect may be dilutive to the common stock shareholders if the then-fair market value of the common stock is greater than the exercise price of the warrants or options. If the warrants or options expire unexercised, then there is no effect from this action. If the warrants or options are exercised when the fair market value of the common stock is less than the exercise price, then the effect on the common stock would be anti-dilutive; however, this event is considered unlikely.

No Dissenters' Rights: Pursuant to the NRS, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

                  INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

The current authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $0.001 per share. As of January 28, 2004, the Company had 16,069,550 shares of common stock outstanding. Each share of the Company's common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company's common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Holders of the Company's common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company's common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Additional information can be found in our Articles of Incorporation and our Bylaws, which are filed with the Securities and Exchange Commission. Following the actions contemplated herein, the Company will have 500 million shares of common stock authorized.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the NRS and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. See "Description of Capital Stock - Common Stock."

PREFERRED STOCK

As of the Record Date, the Company has no shares of preferred stock authorized. Following the actions contemplated herein, the Company will have 5 million shares of undesignated preferred stock authorized. The Board of Directors shall have sole discretion in designating the rights and privileges of the preferred stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 28, 2004, the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 3721 Junction Blvd., Raleigh, North Carolina 27603.

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                      Number of Shares                  Percentage
Name and Address     Beneficially Owned    Class        of Class(1)
----------------     ------------------   -------        --------
Dennis L. Mast             13,460,000      Common         84.6%
Capital Access, Inc.(1)

All directors and
executive officers         13,450,000      Common         84.6%

(1) Mr. Mast is the principal of the Capital Access.
This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 16,069,550 shares of common stock outstanding as of January 28, 2003.

                              AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (800) SEC-0330 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

         -        The Company's Annual Report on Form 10-K for the year ended
                  12/31/02.

         - The Company's Quarterly Report on Form 10-Q for the three months ended 9/30/03.

Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 3721 Junction Blvd., Raleigh, North Carolina 27603, or by telephone at (919) 772-9925. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

                                 OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting. The foregoing Notice and Information Statement are sent by order of the Board of Directors.

                                          /S/Dennis L. Mast
                                          -----------------
                                          Dennis L. Mast
                                          Director and Chief Executive Officer
                                          Janaury 28, 2004

                                                                      EXHIBIT A
                  AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                                 HYDROFLO, INC.

The amendment to the Company's Articles of Incorporation shall be filed with the North Carolina Secretary of State so that the Article 2 of the Articles of Incorporation shall be as follows:

                  "The aggregate number of shares which the corporation shall have authority to issue shall consist of 500,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions."